Exhibit 99.1

Selected financial data by segment (unaudited)

	North America Segment
	Year ended December 31,		Three months ended
	2017	2016	December 31,	September 30,	June 30,	March 31,
			2017
	(Unaudited, U.S.$ in millions)
Revenues	$12,141	$11,778	$2,689	$3,043	$3,169	$3,240
Gross profit	7,509	8,567	1,538	1,833	2,058	2,080
R&D expenses	969	1,040	192	230	280	267
S&M expenses	1,475	1,525	317	325	392	441
G&A expenses	533	496	101	149	144	139
Other income	(92)	(30)	(10)	(1)	(8)	(73)

Segment profit*	$4,624	$5,536	$938	$1,130	$1,250	$1,306

	Europe Segment
	Year ended December 31,		Three months ended
	2017	2016	December 31,	September 30,	June 30,	March 31,
			2017
	(Unaudited, U.S.$ in millions)
Revenues	$5,466	$4,969	$1,450	$1,380	$1,295	$1,341
Gross profit	2,910	2,722	763	721	692	734
R&D expenses	390	383	78	101	105	106
S&M expenses	1,153	1,304	289	289	296	279
G&A expenses	354	377	96	90	89	79
Other income	(16)	(9)	(1)	—	(17)	2

Segment profit*	$1,029	$667	$301	$241	$219	$268

	Growth Markets Segment
	Year ended December 31,		Three months ended
	2017	2016	December 31,	September 30,	June 30,	March 31,
			2017
	(Unaudited, U.S.$ in millions)
Revenues	$3,395	$4,015	$910	$882	$885	$718
Gross profit	1,433	1,816	390	351	400	292
R&D expenses	154	205	25	35	47	47
S&M expenses	672	759	169	158	187	158
G&A expenses	189	225	45	51	45	48
Other income	(8)	(10)	(4)	(3)	—	(1)

Segment profit*	$426	$637	$155	$110	$121	$40

*	Segment profit is comprised of gross profit for the segment, less research and development, selling and marketing and general and administrative expenses and other income related to each segment. Segment profit does not include amortization and certain other items.